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                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 No. 333-37187, as amended by Amendment No. 1 thereto filed on November 21, 1997, and related Prospectus of Chiquita Brands International, Inc. for the registration of 2,153,846 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 1997, with respect to the consolidated financial statements and schedule of Chiquita Brands International, Inc. included (or incorporated by reference) in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                           /s/ ERNST & YOUNG LLP



Cincinnati, Ohio
November 21, 1997